UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

WELWIND ENERGY INTERNATIONAL, CORPORATION (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	000-26673 (Commission File Number)	98-0207081 (IRS Employer Identification No.)

10-20172 113B Avenue, Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y9 (Zip Code)

Registrant's telephone number, including area code (604) 460-8487

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act of 1933
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934
(17 CRF 240.13e-4(c))

ITEM 5.03 AMENDMENT OF CERTIFICATE OF INCORPORATION

On October 26, 2006, Vitasti, Inc., a Delaware corporation (the “Company”), caused to be filed in the office of the Secretary of State for the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation. Specifically, the Company caused Section 1.1 of its Certificate of Incorporation to be amended to provide that the name of the Company is Welwind Energy International Corporation. The previous provisions of Section 1.1 of that Certificate of Incorporation specified that the name of the Company was Vitasti, Inc.

Additionally, by that amendment, the Company caused the provisions of Section 6.1 of its Certificate of Incorporation to be amended to provide that the Company shall have authorized 300,000,000 shares of capital stock, consisting of (a) 290,000,000 shares of capital stock, par value $.001 per share and (b) 10,000,000 shares of preferred stock, par value $.001 per share.

The provisions of Section 6.1 of that Certificate of Incorporation, before that amendment, specified that the Company had authorized 100,000,000 shares of capital stock, consisting of (a) 90,000,000 shares of common stock, par value $.001 per share and (b) 10,000,000 shares of preferred stock, par value $.001 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2006

Welwind Energy International Corporation,.
a Delaware corporation

By:/s/ TAMMY LYNN McNABB
Name: Tammy-Lynn McNabb
Title: President and Chief Executive Officer